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                                                                     EXHIBIT 1.2

                               PLACEMENT AGREEMENT

                                November 26, 2002

U.S. BANCORP PIPER JAFFRAY, INC.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

Ladies/Gentlemen:

      1. General. Alkermes, Inc., a Pennsylvania corporation (the "Company"), proposes to offer for cash (the "Cash Offer") up to $75,000,000 aggregate principal amount of 6.52% Convertible Senior Subordinated Notes due December 31, 2009 (the "New Notes") that are convertible into common stock, par value $0.01 per share (the "Shares") of the Company to Holders who submit some or all of their Existing Notes in the Exchange Offer (the "Exchange Offer").

            In the event Holders submit indications of interest for more than $75,000,000 aggregate principal amount in the Cash Offer, the additional New Notes will be allocated at the discretion of the Placement Agent (as defined below) based on the amount of each Holder's indication in the Cash Offer. The additional New Notes issued in the Cash Offer are to be issued pursuant to an Indenture, dated as of December__, 2002, as amended or modified from time to time (the "Indenture"), between the Company, and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Registration Statement (as defined herein), notwithstanding that such terms as used herein are not capitalized in the Registration Statement.

      2. Appointment as Agent. By this Placement Agreement (the "Agreement"), the Company hereby engages and appoints you as exclusive Placement Agent (the "Placement Agent") for the Cash Offer and authorizes you to act as such in connection with the Cash Offer.

            (a) Subject to the terms and conditions stated herein, the Company hereby agrees that the New Notes to be issued in the Cash Offer will be sold exclusively through the Placement Agent. The Company and Placement Agent agree that the Placement Agent may allow, and dealers may reallow, a discount not in excess of $8.00 per New Note in connection with the sale of additional New Notes in the Cash Offer. The Placement Agent agrees to use its best efforts to obtain purchases from the Holders for any or all of the additional New Notes or to obtain purchases from current shareholders at a price of $1,000 per additional New Note or any integral multiple of $1,000.

            (b) The Company shall not sell or approve the solicitation of offers for the purchase of additional New Notes in excess of the amount which shall be authorized by the
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Company or in excess of the aggregate offering price of the New Notes registered pursuant to the Registration Statement.

      3. Registration Statement, Prospectus and Offering Materials. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), and applicable rules and regulations (the "Rules and Regulations") of the Commission under the Securities Act, the TIA and the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), a registration statement on Form S-1 (File No. 333-      ),
including a Prospectus, covering the registration of the offer and sale of the New Notes; the Shares issuable upon conversion of the New Notes issued in the Cash Offer; and the Shares that may be issued solely at the Company's option as payment of interest on the New Notes issued in the Cash Offer. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it becomes effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the final prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised prospectus shall be provided to you by the Company for use in connection with the Cash Offer that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

      4. Use of the Prospectus and Registration Statement. The Company authorizes the Placement Agent to use the Prospectus in connection with the Cash Offer for such period of time as any such materials are required by law to be delivered in connection therewith.



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      5. Withdrawal. In the event that the Company: (i) uses or permits the use of, or files with the Commission or any other Agency, or any amendment or supplement to the Registration Statement or the Prospectus, and such document
(a) has not been submitted to you previously for you and your counsel's comments or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel, or (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein, or (iii) amends or revises the Cash Offer in a manner not reasonably acceptable to you, then you shall be entitled to withdraw as Placement Agent in connection with the Cash Offer without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Existing Notes tendered pursuant to the Cash Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or any of its subsidiaries or affiliates pursuant to the Cash Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal).

      6. Fees. The fee for the Cash Offer will be paid in cash on the date when the Cash Offer is consummated (the "Closing Date"). The fee will be 3.50% of any new funds raised.

      7. Expenses. The Company agrees that it will pay the costs and expenses incident to the performance of the obligations hereunder whether or not any New Notes are offered or sold pursuant to the Cash Offer, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including your counsel), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Prospectus to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with the Nasdaq National Market System ("Nasdaq"), (iii) all costs and expenses incident to the preparation, issuance, execution and delivery of the New Notes, (iv) all costs and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (v) all costs and expenses incurred in connection with the registration or qualification of the New Notes issuable under the laws of such jurisdictions as the Placement Agent may designate, if any (including, without limitation, reasonable fees of counsel for the Placement Agent and its reasonable disbursements), (vi) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of the Prospectus and Registration Statement (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping, (vii) all advertising expenses related to the Cash Offer and the fees and expenses of the Exchange Agent and the Information Agent, (viii) all fees and expenses incurred in marketing the Cash Offer, including but not limited to road show presentations, if any, and (ix) the fees and disbursements of Ballard Spahr Andrews & Ingersoll, LLP, counsel to the Company, and Deloitte & Touche LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Placement Agent in connection with the Cash Offer, including, without limitation, the reasonable legal fees and expenses of the Placement Agent's Counsel in connection with the Cash Offer.



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      8. Representations, Warranties and Agreements of the Company. The Company
represents and warrants to you, and agrees with you, that:

            (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been filed with the Commission; such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

            (b) The Registration Statement, including the Prospectus, has been filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or instituted proceedings for that purpose. The Registration Statement and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder. The Registration Statement, when it becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor the Registration Statement contain, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you specifically for use in the preparation thereof.



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            (c) Subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, or any change which would adversely affect the power and ability of the Company to perform its obligations under this Agreement, the Indenture, or the New Notes (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of its subsidiaries on any class of capital stock or no repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

            (d) The Company has been duly incorporated and is validly subsisting as a corporation under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

            (e) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in
Exhibit 21 to the Registration Statement, except for Alkermes Acquisition Corp., a Delaware corporation, Alkermes Clinical Partners, L.P., a Delaware limited partnership, New Alkermes, Inc., a Pennsylvania corporation, Adams Acquisition Sub, Inc., a Pennsylvania corporation, Revere Acquisition Sub, LLC, a Delaware limited liability company, and Versant Acquisition LLC, a Delaware limited liability company.

            (f) Each of the Company's subsidiaries has been duly organized and is validly existing or subsisting as a corporation in good standing under the laws of the jurisdiction in which it was organized (except Alkermes Europe, Ltd. or the corporations organized in the Commonwealth of Pennsylvania); has the corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

            (g) As of November 15, 2002, Alkermes Europe, Ltd. ceased all operations, has no employees, and has no significant liabilities, contingent or otherwise that would have a Material Adverse Effect.



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            (h) All of the issued and outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and except as disclosed in the Registration Statement, Prospectus, are owned by the Company (except for directors' qualifying shares), free and clear of any lien, security interest, encumbrance or claim.

            (i) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company.

            (j) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Indenture and the New Notes and to consummate the Cash Offer. The Cash Offer has been duly and validly authorized by all necessary corporate action by the Company, and, except for authorization of final terms of the New Notes by the Pricing Committee of the Board of Directors, no other corporate proceedings by the Company are necessary to authorize such actions. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the issuance and delivery by the Company of the New Notes pursuant to the Cash Offer, the consummation of the Cash Offer, and the fulfillment of the terms hereof and thereof, do not and will not result in a breach or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or is bound or to which its or their property is subject ; provided, however, that the Company must obtain the consent of Fleet National Bank under existing bank loans prior to consummation of the Cash Offer; or (iii) to the best knowledge of the Company, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties; except where any breach, violation, or default described in (i), (ii) or (iii) would not singly or in the aggregate have a Material Adverse Effect. No consent, approval, authorization, filing with or order of any court, or governmental agency or regulatory body, is required in connection with the transactions contemplated by this Agreement, the Indenture, the Cash Offer, the issuance and delivery of the New Notes pursuant to the Cash Offer, and the consummation by the Company or any of its subsidiaries of the transactions contemplated herein, except such as may be required under the Securities Act, the Exchange Act, the TIA or under state or other securities, or Blue Sky laws, all of which requirements have been satisfied other than as contemplated by such agreements or except where such requirement would not have a



                                       6
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Material Adverse Effect on the execution and delivery of this Agreement, the
Indenture, the issuance of the New Notes or the consummation of the transactions contemplated herein.

            (k) Except as disclosed in the Prospectus, there is not any action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the consummation of the Cash Offer and the transactions contemplated hereby that has not been accurately described in all material respects in the Registration Statement or the Prospectus, or (ii) could reasonably be expected to result in a Material Adverse Change.

            (l) To the best of the Company's knowledge, after due inquiry, the Company is not in violation of any domestic or foreign law, ordinance, administrative or governmental rule or regulation (including without limitation, those of the United States Food and Drug Administration (the "FDA") or any corresponding foreign agencies) or court decree applicable to it, is not in violation of any term or condition of, and has not failed to obtain, any license, claim, permit, franchise or other administrative or governmental authorization, whether domestic or foreign from any regulatory body or administrative agency or other governmental body having jurisdiction over it (including without limitation, the FDA and any corresponding foreign agencies) necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which violation, or failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement. All such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are, and on the Closing Date will be, valid and subsisting and in good standing.

            (m) There are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

            (n) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options described in the Prospectus) and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); a sufficient number of Shares to be issuable pursuant to the terms of the New Notes have been duly authorized for issuance and delivery and, when issued and delivered by the Company in



                                       7
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accordance with the terms of the New Notes will be duly and validly issued and fully paid and nonassessable, and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares issuable pursuant to the terms of the New Notes to be issued in the Cash Offer or the issuance thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company (except for authorization of final terms of the New Notes by the Pricing Committee of the Board of Directors) or others is required for the issuance or transfer of the Shares issuable pursuant to the terms of the New Notes and except as may be required under the Securities Act, the Exchange Act or under state or other securities or Blue Sky laws.

            (o) The Common Stock, the non-voting Common Stock, $0.01 par value per share of the Company (the "Non-Voting Common Stock") conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock and Non-Voting Common Stock has been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. None of the outstanding shares of Non-Voting Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

            (p) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            (q) The New Notes to be issued pursuant to the Cash Offer have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Cash Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms,


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except as the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The New Notes will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus.

            (r) The consolidated financial statements (including the related notes) included in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly the consolidated financial position of the Company and of its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied in the United States on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The financial data set forth in the Prospectus under the captions "Selected Historical Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the financial statements presented therein. The interim consolidated financial statements (including the related notes) included in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared on a basis consistent with the audited consolidated financial statements except as otherwise stated therein, and include all adjustments, including normal recurring adjustments necessary to present fairly the financial information therein. No financial statements or schedules, other than the consolidated financial statements or schedules that are included in the Registration Statement and the Prospectus (and any amendments or supplements thereto), are required to be included therein.

            (s) The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (t) Deloitte & Touche LLP, who have expressed their opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) included in the Prospectus, are independent public or certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations thereunder.

            (u) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property, including, without limitation, the security interests

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under the Company's bank loan with Fleet National Bank and under the
Company's equipment lease financing with General Electric Capital Corporation, and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary or disclosed in the Prospectus. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

            (v) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements included or in the Prospectus in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change.

            (w) Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights which are necessary to conduct its respective business as described in the Prospectus. The patents, patent rights, trademarks, service marks, trade names or copyrights described in the Prospectus have been maintained except those for which a lapse would not result in a Material Adverse Change that is not otherwise disclosed in the Prospectus; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any valid patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights that is not disclosed in the Prospectus; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any valid patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect that is not described in the Prospectus. There is no claim being made against the Company regarding patents, patent rights or licenses, inventions, collaborative research, trade secrets, know-how, trademarks, service marks, trade names or copyrights that is not described in the Prospectus. The Company and its subsidiaries do not in the conduct of their businesses as now or proposed to be conducted as described in the Prospectus infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change that is not described in the Prospectus.

            (x) Except as disclosed in the Registration Statement and Prospectus, the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and has been quoted on Nasdaq, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing.

            (y) The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "1940 Act"). The Company is not required to register as an "investment company" or an entity "controlled" by an "investment company" within the meaning of the 1940 Act and will conduct its business in a manner so that it will not become subject to the 1940 Act and the rules and regulations promulgated thereunder.

            (z) The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the New Notes.

            (aa) Except as otherwise disclosed in the Prospectus, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of public health or the environment ("Environmental Laws") which are applicable to its business, except where the failure to comply would not result in a Material Adverse Change, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) based on present business plans, the Company will not be required to make future material capital expenditures to comply with Environmental Laws presently in effect and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

            (bb) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any potential liabilities to related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

            (cc) To the best of the Company's knowledge, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, is imminent.

            (dd) Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses, including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction and acts of vandalism, general liability and Directors and Officers liability. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or
(ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

            (ee) To the best knowledge of the Company, the present fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured; the assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company; the Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature; upon the issuance of the Securities and the application of the proceeds thereof as contemplated by the Prospectus, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company as they become absolute and matured; the assets of the Company, upon the issuance of the securities and the application of the proceeds thereof as contemplated by the Prospectus, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company.

            (ff) Neither the Company nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made, in the last five years, any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

            (gg) Each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA") established or maintained by the Company, a subsidiary or their "ERISA Affiliates" (as defined below) (collectively the "Plans") is in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Company or such subsidiary is a member. Neither the Company, a subsidiary nor any ERISA Affiliate has ever contributed to, contributes to, been required to contribute to or has any liability with respect to any employee benefit plan subject to Title IV or ERISA, section 412 of the Code or section 302 of ERISA. Each of the Plans established or maintained by the Company, a subsidiary or any of their ERISA Affiliates that is intended to be qualified under section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Neither the Company, a subsidiary nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under section 4975 or 4980B of the Code. There are no actions, suits or claims pending, threatened or to the Company's knowledge, anticipated (other than routine claims for benefits) against any of the Plans, their assets or their fiduciaries.

            (hh) There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement which have not been described as required.

            (ii) There are no documentary stamp or other issuance or transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, and the Indenture or the issuance and sale by the Company of the New Notes. The Company has not paid or agreed to pay any person any compensation for soliciting another to purchase any New Notes (except as contemplated by this Agreement).

            (jj) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

      9. Further Agreements of the Company. The Company agrees with you that:

            (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as soon as possible. If not yet effective at the time and date that this Agreement is executed and delivered by the parties hereto, the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if for any reason the filing of the final form of the Prospectus is required under Rule 424(b) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information relating to the Cash Offer; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of your counsel , may be necessary or advisable in connection with the Cash Offer; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Cash Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Cash Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel's comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement.

            (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

            (c) The Company will use its best efforts to qualify the New Notes issuable pursuant to the Cash Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the Cash Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the New Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

            (d) The Company will use its best efforts to have the shares of Common Stock underlying the New Notes accepted for quotation on Nasdaq.

            (e) The Company will make generally available to its security holders and to the Placement Agent by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of
Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

            (f) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all out-of-pocket expenses (including fees and disbursements of your counsel) incurred by you in connection with the Cash Offer.

            (g) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Placement Agent, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any options or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the New Notes to be sold hereunder, (B) any Shares issued or options to purchase Shares granted pursuant to existing stock-ownership plans of the Company referred to in the Prospectus, (C) any Shares issued in connection with the rights described in the Prospectus, (D) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) Shares issuable upon the conversion of any of the Company's outstanding Existing Notes.

      10. Conditions of Placement Agent's Obligations. Your obligations as provided shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) The Registration Statement shall have been filed and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective as promptly as possible but in no event later than the Closing Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for either purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

            (b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) (i) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company whether or not arising in the ordinary course of business, or (ii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, which, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to market the New Notes or to enforce contracts for the exchange and/or sale of the New Notes, or (iii) any trading suspension or material limitation in trading instituted by the Commission or the Nasdaq National Market, or generally, any trading suspension or material limitation in trading on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market, or the fixing of minimum or maximum prices for trading, or the establishment of required maximum ranges for prices by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or the occurrence of a material disruption in commercial banking or securities settlement or clearance services in the

United States, or (iv) the declaration of a banking moratorium by either Federal or New York authorities.

            (c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Prospectus, and the registration, authorization, issue, and delivery of the New Notes issuable in accordance with the Cash Offer, shall have been executed in a manner reasonably satisfactory to Placement Agent's Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

            (d) You shall have received the opinion of Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-1 hereto.

            (e) You shall have received the opinion of Hamilton, Brook, Smith & Reynolds, P.C., patent counsel for the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-2 hereto.

            (f) You shall have received the opinion of Covington & Burling, patent counsel to the Company, dated the Closing Date addressed to you, substantially in the form of Exhibit B-3 hereto.

            Counsel rendering the foregoing opinions in (d), (e), and (f) may rely as to questions of law not involving the laws of the United States of America or the Commonwealth of Pennsylvania, upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Placement Agent, and to your counsel.

            (g) You shall have received on the Closing Date an opinion of Testa, Hurwitz & Thibeault, LP and Shearman & Sterling, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

            (h) At the time of the execution of this Agreement, you shall have received from Deloitte & Touche LLP, a letter dated as of such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for the fiscal years prior 2000, 2001, and 2002 and the six months ended September 30, 2002 contained in the Prospectus.

            (i) You shall have received by or on the effective date of the Registration Statement, a bring-down comfort letter, dated as of the effective date (or one business day prior thereto) as the case may be, from Deloitte & Touche LLP addressed to you which shall reaffirm the statements made in the letter referenced in (h) above.


            (j) You shall have received by or on the Closing Date, a letter dated as of the Closing Date (or one business day prior thereto) as the case may be, from Deloitte & Touche LLP addressed to you substantially in the form of the bring-down comfort letter dated the date of this Agreement, which shall reaffirm the statements made in the letters referenced in (h) and (i) above.


            (k) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, and you shall be satisfied that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

                  (ii) no stop order refusing or suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                  (iii) when the Registration Statement became effective and at all times subsequent thereto up to the date of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                  (iv) subsequent to the respective dates as of which
            information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect or a Material Adverse Effect on the ability of the Company to perform its obligations under the Cash Offer or consummate the Cash Offer.

            (l) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

            (m) You shall have received lock-up letters, substantially in the form set forth in Exhibit A hereto, from each of the executive officers and directors of the Company set forth on Schedule A hereto.

            (n) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the Securities.

            All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

      11. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained; (ii) any untrue statement or alleged untrue statement of any material fact contained in the

Registration Statement, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or Prospectus, or any such amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you, specifically for use in the preparation thereof.

            The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person or entity, if any, who controls or is under common control with, you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which the Company may otherwise have.

            (b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement and the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the Registration Statement, or any amendment or supplement thereto or in the preparation thereof, and you agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

            The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which you may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 11 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Company in the case of Section 11(a) and U.S. Bancorp Piper Jaffray, Inc. in the case of Section 11(b)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of such action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

            (d) The indemnifying party under this Section 11 shall not be liable for any settlement of any proceeding effected without its written consent, unless the indemnifying party shall have approved the terms of settlement, provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Placement Agent's fee payable to the Placement Agent pursuant to Section 6 hereof bears to the value of the maximum amount of New Notes issuable pursuant to the Cash Offer, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

      12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the Cash Offer or termination of this Agreement.

      13. Termination.

            (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in
Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Placement Agent shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Cash Offer for any reason, or (iv) any modification to the business terms of the Cash Offer in the Company's sole and absolute discretion that results in the Placement Agent withdrawing pursuant to Section 5 hereof, (the earliest to occur of clauses (i), (ii), (iii) or (iv) being referred to as the "Termination Date").

            (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

            If you elect to terminate this Agreement as provided in this Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

      14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o U.S. Bancorp Piper Jaffray, Inc., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55402-7020 telecopier number (612-303-1772), Attention: General Counsel's Department; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Alkermes, Inc., 88 Sidney Street, Cambridge, MA 02139, Attention: James M. Frates, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103. Attention: Morris Cheston, Jr.

      15. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in
Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained. This Agreement, and all conditions and provisions hereof, is intended and is for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of Existing Notes receiving New Notes upon exchange of such Existing Notes shall be construed a successor or assign by reason merely of such exchange.

      16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      17. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

      Please indicate your willingness to act as Placement Agent on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                                  Very truly yours,

                                                  ALKERMES, INC.

                                                  By____________________________
                                                    Name:
                                                    Title:

 Accepted as of the date first above written:

 U.S. BANCORP PIPER JAFFRAY, INC.

 By _________________________
    Name:
    Title:

                                   Schedule A
                           Persons Subject to Lock-Up

Michael A. Wall
Floyd E. Bloom, M.D.
Robert A. Breyer
John K. Clarke
Richard F. Pops
Alexander Rich, M.D.
Paul Schimmel, Ph.D.
David A. Broecker
James L. Wright, Ph.D.
James M. Frates
Michael J. Landine

                                    Exhibit A
                                 Form of Lock-Up

                                                              November ___, 2002



U.S. Bancorp Piper Jaffray, Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN 55402

      Re: Alkermes, Inc.

Ladies and Gentlemen:

      Reference is made to a Registration Statement on Form S-4 and Form S-3 of Alkermes, Inc. (the "Company") (as the same may now or hereafter exist or be amended, the "Registration Statement") pursuant to which it is proposed that $115,000,000 principal amount of the Company's 6.52% Convertible Senior Subordinated Notes due 2009 (the "Notes") will be exchanged for $200,000,000 principal amount of the Company's 3.75% Convertible Subordinated Notes due 2007 (the "Exchange Offer"), for which U.S. Bancorp Piper Jaffray, Inc. ("Piper Jaffray") will act as the dealer manager (the "Dealer Manager") and pursuant to which it is proposed that there will be a public offering of the Notes (the "Public Offering") for which Piper Jaffray will act as the placement agent (the "Placement Agent"). Shares of Common Stock, $0.01 par value per share, of the Company ("Common Stock") are held by the undersigned.

      In order to induce Piper Jaffray, as the Dealer Manager that may participate in the Exchange Offer, and as the Placement Agent that may participate in the Public Offering, to continue its efforts in connection with the Exchange Offer and the Public Offering, the undersigned hereby agrees not to, directly or indirectly, sell, offer to sell, contract to sell, pledge, grant any option for sale or purchase of, agree to sell or otherwise dispose of (collectively "Disposition"), any shares of Common Stock, or any securities convertible into or exercisable for Common Stock (individually and collectively, the "Securities"), beneficially owned by the undersigned now or acquired by the undersigned on or before the effective date of the Registration Statement (the "Effective Date"), or with respect to which the undersigned now has, or on or before the Effective Date acquires, the power of Disposition, for a period commencing on the Effective Date and ending 90 days thereafter (the "Lock-Up Period"), without the prior written consent of Piper Jaffray; provided, however, that the foregoing agreement shall not apply to (i) gifts to family members or charitable contributions of Common Stock or securities convertible into or exercisable for Common Stock made by the undersigned in transfers not involving a public distribution or public offering, if the recipient of such gift or contribution agrees in writing as a condition precedent to such gift or contribution to be bound by the terms hereof, or (ii) transfers of Securities to "affiliates" of the transferor in transfers not involving a public distribution or public offering, if the transferee agrees in writing as a condition precedent to such transfer to be bound by the terms hereof. The term "affiliate" shall have the meaning given such term in Rule 144 under the Securities Act of 1933. The transferor shall notify Piper

Jaffray in writing prior to the transfer and shall deliver the above-mentioned agreement on the part of the permitted transferee, in form and substance satisfactory to Piper Jaffray. During the Lock-Up Period, there shall be no further transfer of Common Stock or securities convertible into or exercisable for Common Stock, by either the undersigned or any permitted transferee, except in accordance with this letter agreement. Nothing herein shall prevent or prohibit the undersigned from arranging for any sale of Securities under a 10b5-1 selling program provided that any sales under such program occur after the Lock-Up Period.

      The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities.

      In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement. The undersigned also agrees and consents to the entry of stock transfer instructions with the Company's transfer agent against the transfer of any shares of Common Stock or securities convertible into or exercisable for Common Stock.

      In addition, the undersigned hereby waives any rights with respect to the registration of Securities, including any "piggyback" or demand rights for registration of the Securities under any federal or applicable state securities laws, that the undersigned may be entitled to exercise as a result of or in connection with the filing of the Registration Statement or the Exchange Offer or the Public Offering generally, and further agrees that, without the prior written consent of Piper Jaffray, it will not, during the period commencing on the date hereof and ending 90 days after the Effective Date, make any demand for or exercise any right with respect to, the registration of any Securities.

      Whether or not the Exchange Offer or the Public Offering actually occurs depends upon a number of factors, including market conditions. Any Exchange Offer will only be made pursuant to a dealer-manager agreement, the terms of which are subject to negotiation between the Dealer Managers and the Company. Any Public Offering will only be made pursuant to a placement agent agreement or purchase agreement, the terms of which are subject to negotiation between the Placement Agent and the Company.

      The undersigned intends to be legally bound hereby.

                               Very truly yours,



                             ___________________________________________________
                                                          Printed Name of Holder


                               By:   ___________________________________________
                                                                       Signature



                             ___________________________________________________
                                                  Printed Name of Person Signing
                             (and indicate capacity of person signing if signing
                               as custodian, trustee, or on behalf of an entity)


                               Date:   _________________________________________